Exhibit 8(xi)

SECOND AMENDMENT TO
PARTICIPATION AGREEMENT

This Second Amendment to Participation Agreement ("Amendment"), effective May 1, 2017, is entered into by and among Legg Mason Investor Services, LLC (the "Distributor"), Legg Mason Partners Variable Equity Trust and Legg Mason Partners Variable Income Trust (each a "Fund", collectively the "Funds"), Legg Mason Partners Fund Advisor, LLC (the "Adviser") and The Lincoln National Life Insurance Company (the "Company"), collectively (the "Parties").

WHEREAS, the Parties entered into a Participation Agreement dated November 1, 2013, as amended (the "Agreement").  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement;

WHEREAS, the Parties desire to amend the Agreement;

NOW, THEREFORE, in consideration of these premises and the terms and conditions set forth herein, the parties agree as follows:

1.    Schedule A and Schedule B of this Amendment, attached hereto, supersede and replace in their entirety the Schedule A and Schedule B of the Agreement.

2.    Other Terms.  Other than the foregoing, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect and are ratified and confirmed in all respects by the parties to this Amendment.

Legg Mason Investor Services, LLC	The Lincoln National Life Insurance Company

By:            /s/ Michael P. Mattera                                                                                                                By:            /s/ Jayson R. Bronchetti
Name:            Michael P. Mattera                                                                                                  Name:            Jayson R. Bronchetti
Title:            Director                                                                                                  Title:            Senior Vice President
Date:    4/19/2017                                                                                                                Date:   April 11, 2017

Legg Mason Partners Variable Equity Trust	Legg Mason Partners Variable Income Trust

By:  /s/ Jane Trust                                                                                                                By:  /s/ Jane Trust
Name: Jane Trust                                                                                                                Name: Jane Trust
Title: President & CEO – Mutual Fund Boards                                                                                                                Title: President & CEO – Mutual Fund Boards
Date: 4/19/2017                                                                                                                Date: 4/19/2017

Legg Mason Partners Fund Advisor, LLC

By:  /s/ Jane Trust
Name: Jane Trust
Title: President & CEO – Mutual Fund Boards
Date: 4/19/2017

Schedule A
Separate Accounts

Separate Accounts
Lincoln Life Flexible Premium Variable Life Account S
Lincoln Life Flexible Premium Variable Life Account Z
Lincoln Life Variable Annuity Account N

SCHEDULE B

PORTFOLIOS AVAILABLE UNDER THE CONTRACTS

Legg Mason Partners Variable Equity Trust Portfolios
ClearBridge Variable Series Portfolios Class I & II
QS Variable Conservative Growth Class I & II